Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)
SenesTech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	1,310,000	$1.22	$1,598,200	0.0001381	$220.71
Total Offering Amounts						$1,598,200		$220.71
Total Fee Offsets								$—
Net Fee Due								$220.71
Offering Notes
1
(a)    The number of shares registered on this Registration Statement consists of (i) 1,200,000 shares of common stock, par value $0.001 per share (“Common Stock”), of SenesTech, Inc. (the “Registrant”) authorized for issuance under the SenesTech, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), pursuant to an amendment to the 2018 Plan approved by the Registrant’s stockholders on June 9, 2026 at the Registrant’s 2026 Annual Meeting of Stockholders, and (ii) 110,000 shares of Common Stock reserved for issuance under the SenesTech, Inc. 2026 Inducement Plan (the “Inducement Plan” and, together with the 2018 Plan, the “Plans”).
(b)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans by reason of any future stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Registrant’s capital stock.
(c)    Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee. The price shown is based upon the average of the high and low sales prices reported for the Common Stock on The Nasdaq Stock Market LLC on August 17, 2026 (rounded up to the nearest cent), which date is within five business days prior to the filing of this Registration Statement.